UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 23, 2016

RISE RESOURCES INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-53848	30-0692325
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

700 – 510 West Hastings Street

Vancouver, British Columbia

Canada

(Address of principal executive offices)

V6B 1L8

(Zip Code)

Registrant’s telephone number, including area code:  (604) 687-7130

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the exchange Act (17 CFR 240.13e -4)

#141840-1

Item 3.02

Unregistered Sales of Equity Securities

On March 23, 2016, Rise Resources Inc. (the “Company”) adopted an incentive stock option plan and granted an aggregate of 2,700,000 options to various directors and consultants.  Each option vests immediately and is exercisable into one share of the Company’s common stock at a price of $0.15 per share until March 22, 2021.

Of the 2,700,000 options, the Company granted 900,000 to Fred Tejada, the President, Chief Executive Officer, Secretary and a director of the Company, 700,000 to Cale Thomas, the Chief Financial Officer, Treasurer and a director of the Company, and 200,000 to Michael Evans, a director of the Company.  The remaining 900,000 options were granted to consultants to the Company.

The Company granted the options in reliance on the exemption from registration provided by Rule 903 of Regulation S under the Securities Act of 1933, as amended (“Regulation S”).  The Company’s reliance on Rule 903 of Regulation S was based on the fact that the options were granted in “offshore transactions”, as defined in Rule 902(h) of Regulation S.  The Company did not engage in any directed selling efforts in the United States in connection with the grant of the options, and the grantees were not U.S. persons and did not acquire the options for the account or benefit of any U.S. person.

In accordance with Rule 135c(d) under the Securities Act, a copy of the press release announcing the granting of the options is attached to this current report on Form 8-K as Exhibit 99.1.

Item 9.01

Financial Statements and Exhibits

Exhibit 99.1

Press Release dated March 23, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  March 23, 2016

RISE RESOURCES INC.

/s/ Fred Tejada
Fred Tejada
President, Chief Executive Officer, Secretary, Director